Exhibit 10.1

SIXTH AMENDMENT TO THE

AGREEMENT OF LIMITED PARTNERSHIP OF
CHIRON REAL ESTATE LP

DESIGNATION OF ADDITIONAL 8.00% SERIES B
CUMULATIVE REDEEMABLE PREFERRED UNITS

March 11, 2026

Pursuant to Sections 4.02 and 11.01 of the Agreement of Limited Partnership of Chiron Real Estate LP, as amended (the “Partnership Agreement”), the General Partner hereby amends the Partnership Agreement as follows:

The Fourth Amendment to the Partnership Agreement is amended by deleting Section 1 and replacing it with the following:

“1. Designation and Number. A series of Preferred Units (as defined below), designated the “8.00% Series B Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”), is hereby established. The number of authorized Series B Preferred Units shall be 5,300,000.”

Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

CHIRON REAL ESTATE GP LLC

By: CHIRON REAL ESTATE INC., its sole member

By:	/s/ Mark O. Decker, Jr.
Name:	Mark O. Decker, Jr.
Title:	Chief Executive Officer and President